UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________________

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
_____________________

Date of Report (Date of Earliest Event Reported): February 1, 2016

CHS INC.
(Exact Name of Registrant as Specified in Charter)

Minnesota	001-36079	41-0251095
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5500 Cenex Drive, Inver Grove Heights, Minnesota 55077
(Address of Principal Executive Offices)
(Zip Code)

651-355-6000
(Registrant’s Telephone Number, Including Area Code)
_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events.

As previously disclosed, on August 11, 2015, CHS Inc. (the “Company”) entered into an Amended and Restated Limited Liability Company Agreement  (the “LLC Agreement”) with CF Industries Sales, LLC (“CFS”), a wholly-owned subsidiary of CF Industries Holdings, Inc. (“CF Holdings”) and the sole member of CF Industries Nitrogen, LLC (“CFN”). On December 18, 2015, the Company and CFS entered into a Second Amended and Restated Limited Liability Company Agreement (the “Second Amended and Restated LLC Agreement”) in order to amend certain non-material terms of the LLC Agreement. Pursuant to the Second Amended and Restated LLC Agreement, the Company agreed to invest $2.8 billion in cash in exchange for an approximately 11.4% limited liability company membership interest in CFN (the “Investment”), subject to the satisfaction of certain conditions.

On February 1, 2016, the Company and CFS completed the Investment, and the Company became a member of CFN in accordance with the terms of the Second Amended and Restated LLC Agreement. The Investment was made in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

A description of the terms of the LLC Agreement was included in Item 1.01 of the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on August 12, 2015. The Second Amended and Restated LLC Agreement was filed as Exhibit 2.1 to a Current Report on Form 8-K filed by the Company with the SEC on December 21, 2015.

On February 1, 2016, the Company and CF Holdings issued a joint press release announcing the closing of the Investment. A copy of the joint press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits

(d)     Exhibits

99.1	Joint Press Release, dated February 1, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CHS Inc.

February 1, 2016	By:	/s/ Timothy Skidmore
Name: Timothy Skidmore
Title: Executive Vice President and Chief Financial Officer

Exhibit No.	Description
99.1	Joint Press Release, dated February 1, 2016.